Exhibit 5.1

February 16, 2011

Board of Trustees

Chesapeake Lodging Trust

1997 Annapolis Exchange Parkway

Suite 410

Annapolis, Maryland 21401

Ladies and Gentlemen:

We are acting as counsel to Chesapeake Lodging Trust, a Maryland real estate investment trust (the “Company”), in connection with its registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission relating to the proposed public offering of up to $500,000,000 in aggregate amount of one or more series of the following securities of the Company: (i) preferred shares of beneficial interest, $0.01 par value per share (the “Preferred Shares”); (ii) common shares of beneficial interest, $0.01 par value per share (the “Common Shares”); (iii) warrants to purchase Preferred Shares (the “Preferred Share Warrants”); (iv) warrants to purchase Common Shares (the “Common Share Warrants”); (v) rights to subscribe for and purchase Common Shares (the “Rights”); and (vi) any combination of one or more of the securities described in the prospectus forming a part of the Registration Statement (the “Base Prospectus”) as units (the “Units” and, together with the Preferred Shares, Common Shares, Preferred Share Warrants, and Common Share Warrants, and Rights, the “Securities”), all of which may be sold from time to time and on a delayed or continuous basis, as set forth in the prospectus which forms a part of the Registration Statement, and as to be set forth in one or more supplements to the prospectus. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.

For purposes of this opinion letter, we have examined copies of such agreements, instruments and documents as we have deemed an appropriate basis on which to render the opinions hereinafter expressed. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

For purposes of this opinion letter, we have assumed that (i) the issuance, sale, amount and terms of any Securities of the Company to be offered from time to time will have been duly authorized and established by proper action of the board of trustees of the Company or a duly authorized committee of such board (“Board Action”), consistent with the procedures and terms described in the Registration Statement, in accordance with the Company’s Articles of Amendment and Restatement of Declaration of Trust and bylaws, in accordance with applicable Maryland law, and in a manner that does not violate any law, government or court-imposed order or restriction or agreement or instrument then binding on the Company or otherwise impair the legal or binding nature of the obligations represented by the applicable Securities; (ii) at the time of offer, issuance and sale of any Securities, the Registration Statement will have been declared effective under the Securities Act of 1933, as amended (the “Act”), and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) any Preferred Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (iv) any Common Share Warrants will be issued under one or more equity warrant agreements, each to be between the Company and a financial institution identified therein as a warrant agent; (v) prior to any issuance of Preferred Shares, appropriate articles supplementary shall be filed for recordation with the Maryland State Department of

Assessments and Taxation; (vi) any Rights will be issued under one or more rights agreements; (vii) any Units will be issued under one or more unit agreements or applicable rights agreement or warrant agreement (in the case of underlying Rights or Warrants, to the extent applicable), each to be between the Company and a financial institution or other party identified therein as a unit or rights or warrant agent; (viii) if being sold by the issuer thereof, the Securities will be delivered against payment of valid consideration therefor and in accordance with the terms of the applicable Board Action authorizing such sale and any applicable underwriting agreement or purchase agreement and as contemplated by the Registration Statement and/or the applicable prospectus supplement; (ix) the Company will remain a Maryland real estate investment trust; and (x) no Securities will be issued in violation of the ownership limits contained in the Company’s Articles of Amendment and Restatement of Declaration of Trust.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any Preferred Share Warrants or Common Share Warrants, under any rights agreement for any Rights to purchase Common Shares, or under the unit agreement for any Units, namely, the warrant agent, rights agent, or unit agent, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such agreement; that such agreement has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such agreement, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such agreement.

This opinion letter is based as to matters of law solely on the applicable provisions of the following, as currently in effect: (i) as to the opinions given in paragraphs (a) and (b), Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland and applicable provisions of the Maryland General Corporation Law, as amended (collectively, the “Maryland REIT Law”), and (ii) as to the opinions given in paragraphs (c), (d), (e), and (f), the laws of the State of New York (but not including any laws, statutes, ordinances, administrative decisions, rules or regulations of any political subdivision below the state level). We express no opinion herein as to any other laws, statutes, ordinances, rules, or regulations (and in particular, we express no opinion as to any effect that such other laws, statutes, ordinances, rules, or regulations may have on the opinions expressed herein). As used herein, the term “Maryland REIT Law, as amended” includes the statutory provisions contained therein, all applicable provisions of the Maryland Constitution and reported judicial decisions interpreting these laws.

Based upon, subject to and limited by the foregoing, we are of the opinion that:

(a) The Preferred Shares (including any Preferred Shares that are duly issued upon the exercise of Preferred Share Warrants and receipt by the Company of any additional consideration payable upon such exercise), upon receipt by the Company of the consideration for the Preferred Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(b) The Common Shares (including any Common Shares duly issued upon the exchange or conversion of Preferred Shares that are exchangeable for or convertible into Common Shares or upon the exercise of Common Share Warrants and receipt by the Company of any additional consideration payable upon such conversion, exchange or exercise), upon receipt by the Company of the consideration for the Common Shares specified in the applicable Board Action, will be validly issued, fully paid and nonassessable.

(c) The Preferred Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Preferred Share Warrants by such warrant agent, and upon due execution and delivery of the Preferred Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(d) The Common Share Warrants, upon due execution and delivery of an equity warrant agreement relating thereto on behalf of the Company and the warrant agent named therein and due authentication of the Common Share Warrants by such warrant agent, and upon due execution and delivery of the Common Share Warrants on behalf of the Company, will constitute valid and binding obligations of the Company.

(e) The Rights, upon due execution and delivery of a rights agreement relating thereto on behalf of the Company, and upon receipt by the Company of the consideration for the Rights specified in the applicable Board Action, will constitute valid and binding obligations of the Company.

(f) The Units, upon due execution and delivery of a unit agreement relating thereto on behalf of the Company, and upon due execution and delivery of such Units and the underlying Securities that are components of such Units in accordance with the applicable unit agreement and the applicable rights agreement or warrant agreement (in the case of underlying Rights or Warrants, to the extent applicable), will constitute valid and binding obligations of the Company.

The opinions expressed in Paragraphs (c), (d), (e), and (f) above with respect to the valid and binding nature of obligations may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers) and by the exercise of judicial discretion and the application of principles of equity, good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the Securities are considered in a proceeding in equity or at law).

This opinion letter has been prepared for use in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the effective date of the Registration Statement.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

/s/    Hogan Lovells US LLP

HOGAN LOVELLS US LLP

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